                                                                   Exhibit 10.23

                         VALUE ADDED RESELLER AGREEMENT
                         ------------------------------
                             FOR VISIGENIC PRODUCTS
                             ----------------------

  This Value Added Reseller Agreement ("Agreement") is entered into as of the EFFECTIVE DATE (identified below), between VISIGENIC SOFTWARE, INC., ("VISIGENIC"), and XCELLENET, INC and its wholly owned subsidiaries, hereinafter.("VAR"). VAR desires to license VISIGENIC's Open Database Connectivity ("ODBC"/1/) Driver Set and the DB2 VISIODBC Driver from VISIGENIC under the terms of this Agreement, for the purpose of packaging the VISIODBC Driver Set and/ or the DB2 VISIODBC Driver in combination with certain of VAR's software products as an application bundle, and to sublicense that application bundle to end users for their internal use. Therefore, the parties agree as follows:


1.       DEFINITIONS
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  (A) "VISIODBC DRIVER SET" means the current commercially available English language version of VISIGENIC's proprietary software product known as the VISIODBC Driver Set for Windows 3.1, Windows NT and Windows 95, in object code form.

  (B) "DB2 VISIODBC DRIVER" means the current commercially available English language version of VISIGENIC's software product known as the DB2 VISIODBC DRIVER for Windows 3.1, Windows NT and Windows 95, in object code form.

  (C) "VISIGENIC PRODUCTS" means the VISIODBC DRIVER SET, the DB2 VISIODBC DRIVER and any other software provided to VAR by VISIGENIC under this Agreement.

  (D) "VAR PRODUCTS" means VAR's software product(s) specified in Exhibit A.

  (E) "APPLICATION BUNDLE" means the VISIODBC DRIVER SET and/or the DB2 VISIODBC DRIVER packaged in combination with one or more VAR PRODUCTS.

  (F) "DISTRIBUTOR" means a third party appointed by VAR to distribute APPLICATION BUNDLEs directly to RESELLERs or END USERs, subject to the terms and conditions imposed by this Agreement.

  (G) "RESELLER" means a third party appointed by VAR or a DISTRIBUTOR to distribute APPLICATION BUNDLEs directly to END USERs, subject to the terms and conditions imposed by this Agreement.

  (H) "END USER" means a third party sublicensed by VAR, a DISTRIBUTOR, or a RESELLER to use an APPLICATION BUNDLE for the END USER's customary internal business purposes, and not for redistribution.

  (I)  "TERRITORY" will be worldwide.

2.  LICENSE GRANTS AND LIMITATIONS
    ------------------------------

  (A) GRANT.  Subject to the terms and conditions of this Agreement, VISIGENIC
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grants to VAR a non-exclusive, non-transferable, non-assignable, limited license throughout the TERRITORY (i) to copy the VISIODBC DRIVER SET and the DB2 VISIODBC DRIVER and package it in combination with one or more VAR PRODUCTS as an APPLICATION BUNDLE and (ii) to market and distribute the VISIODBC DRIVER SET and the DB2 VISIODBC DRIVER as contained in such APPLICATION BUNDLE to END USERs.

  (B) APPOINTMENT OF DISTRIBUTORS AND RESELLERS.  VISIGENIC grants to VAR the
      ------------------------------------------
right to appoint DISTRIBUTORs and RESELLERs to market and distribute APPLICATION BUNDLEs to END USERs. DISTRIBUTORs will have the additional right to appoint RESELLERs. Each DISTRIBUTOR or RESELLER appointed by VAR, and each RESELLER appointed by a DISTRIBUTOR, must enter into a written license agreement with VAR or the appointing DISTRIBUTOR that provides substantially similar protection of VISIGENIC's title, rights and defenses as this Agreement. VAR will use its best efforts to ensure that DISTRIBUTORs, RESELLERs and END USERs comply with the terms of their respective agreements, and will notify VISIGENIC of any violation of which it has knowledge. Upon VISIGENIC's request, VAR will supply VISIGENIC with a copy of any license or sublicense agreement.

  (C) LIMITATIONS.  All rights not expressly granted herein are reserved by
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VISIGENIC and/or its suppliers. Without limiting the generality of the preceding sentence, VAR receives no rights and agrees: (i) not to modify, port, translate, localize, or create derivative works of the VISIGENIC PRODUCTS, (ii) not to decompile, disassemble or otherwise reverse engineer the VISIGENIC PRODUCTS, (iii) not to distribute an APPLICATION BUNDLE except under a valid sublicense agreement that contains substantially the terms set forth in Exhibit B, (iv) not to use the VISIGENIC PRODUCTS for VAR's internal productive purposes, (v) not to copy, market or distribute the VISIODBC DRIVER SET or the DB2 VISIODBC DRIVER except as part of an APPLICATION BUNDLE, (vi) not to copy or sublicense the VISIODBC DRIVER SET or the DB2 VISIODBC DRIVER on a stand-alone basis or for use with any software other than the VAR PRODUCTS and (vii) not to distribute any APPLICATION BUNDLE outside the TERRITORY or when it is reasonably foreseeable that it will be transported outside the TERRITORY. Each DISTRIBUTOR and RESELLER must agree to substantially similar limitations as those set forth the above, with the additional limitation that DISTRIBUTORs and RESELLERs may not copy the VISIODBC DRIVER SET, the DB2 VISIODBC DRIVER, or APPLICATION BUNDLE, but must market and distribute unaltered APPLICATION BUNDLEs received from VAR.

  (D) PER-PLATFORM LICENSE OF VISIGENIC PRODUCTS.  VISIGENIC will license copies
      --------------------------------------------
of the VISIGENIC PRODUCTS on available platforms to VAR, for VAR's internal development use under Section 2(a) above, at a discount of twenty-five percent (25%) off VISIGENIC's list price for such platforms in effect at the time of order.

  (E) DISTRIBUTION OF PACKAGED  VISIODBC DRIVER SETS OR DB2 VISIODBC DRIVERS.
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As an alternative to distributing APPLICATION BUNDLES under Section 2(a) above, VAR may purchase packaged copies of the VISIODBC DRIVER SET or the DB2 VISIODBC DRIVER from VISIGENIC at a 25% discount and market and distribute such packaged copies in combination with one or more VAR PRODUCTS. In this case, provided that VAR does not reproduce the VISIODBC DRIVER SET or the DB2 VISIODBC DRIVER or alter its packaging, VAR will not be required: (i) to make quarterly reports or royalty payments for such packaged copies under Sections 3(c) and 3(d), (ii) to submit to audits under Section 3(g), or (iii) to pay the VOLUME SUPPORT FEE under Section 3(e). VISIGENIC will offer maintenance and support for such packaged copies directly to the END USER under VISIGENIC's standard END USER maintenance and support program.

  (F)  DOCUMENTATION.  VISIGENIC will supply VAR with the VISIGENIC PRODUCTS
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current commercially available end user documentation in electronic format, and in paper format if available. VISIGENIC grants to VAR the right to reformat the VISIGENIC PRODUCTS documentation and distribute such reformatted documentation solely for use with the APPLICATION BUNDLE

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/1/ODBC is a trademark of Microsoft Corporation

VISIODBC Driver Set VAR Agreement

3. PAYMENT AND OTHER OBLIGATIONS
   -----------------------------

   (A) INITIAL LICENSE FEE.  VAR agrees to pay to VISIGENIC an INITIAL LICENSE
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FEE of $500, as set forth in Exhibit A, on or before the EFFECTIVE DATE. The INITIAL LICENSE FEE is noncancellable and nonrefundable regardless of the number of copies of the VISIODBC DRIVER SETS or the DB2 DRIVERS, if any, that are used or distributed by VAR.

   (B) ONE-TIME LICENSE FEE.  VAR agrees to pay to VISIGENIC a ONE-TIME LICENSE
       ---------------------
FEE or $20,000, as set forth in Exhibit A, on or before the EFFECTIVE DATE. The ONE-TIME LICENSE FEE is noncancellable and nonrefundable regardless of the number of copies of the VISIODBC DRIVER SETS and/ or the DB2 DRIVERS, if any, that are used or distributed by VAR.

   (C) DEVELOPMENT SUPPORT FEE. VAR will pay a DEVELOPMENT SUPPORT FEE of $2,500 on or before the EFFECTIVE DATE and on or before each anniversary of the EFFECTIVE DATE. This DEVELOPMENT SUPPORT FEE may be changed by VISIGENIC by notice to VAR prior to each such anniversary. DEVELOPMENT SUPPORT increases during the initial term of the Agreement shall not total more than 10% of the current DEVELOPMENT SUPPORT FEE.

   (D) SUPPORT FEE FOR REMOTEWARE FOR NT RDK.  VAR will pay a REMOTEWARE FOR NT
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RDK SUPPORT FEE of $2,000 on or before the EFFECTIVE DATE and on or before each anniversary of the EFFECTIVE DATE. The REMOTEWARE FOR NT RDK SUPPORT FEE increases during the initial term of the Agreement shall not total more than 10% of the current REMOTEWARE FOR NT RDK SUPPORT FEE

  (E) QUARTERLY REPORTS.  VAR agrees to make a quarterly report describing each
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VAR shipment of one or more copies of any APPLICATION BUNDLE in any calendar quarter, within fifteen (15) business days after the end of each such calendar quarter, and fifteen (15) business days after termination or expiration of this Agreement for the final full or partial quarter. Each report will include the VISIGENIC PRODUCT shipped, the shipment date, the name of the APPLICATION BUNDLE, the VISIGENIC list price, the quantity and the quantity list price, followed by a computation of the ROYALTY due to VISIGENIC under Section 3(d). Each such report will be in substantially the form of Exhibit C, and will be signed by a duly authorized representative of VAR. VAR will submit quarterly reports even if no ROYALTY or other amounts are due for such month.

  (F) ROYALTY.  VAR agrees to report and pay to VISIGENIC a monthly ROYALTY as
      --------
part of the monthly report described in Section 3(e) above. The amount of the ROYALTY will be computed based upon the number of new copies of the APPLICATION BUNDLE shipped by VAR, multiplied by the VAR ROYALTY as is set forth in Exhibit A for the VISIODBC DRIVER SET and the DB2 VISIODBC DRIVER packaged in combination with such APPLICATION BUNDLE. The ROYALTY is not to be paid on -non-revenue generating, (i) upgrades of existing copies to existing customers, (ii) evaluation copies of the APPLICATION BUNDLE, (iii) copies of the APPLICATION BUNDLE used for training purposes, (iv) demonstration copies of the APPLICATION BUNDLE, (v) copies of the APPLICATION BUNDLE for VAR developers who are not using Data Exchange Agent (DXA), (vi) non-revenue generating copies of the APPLICATION BUNDLE that are distributed to VAR's partners, (vii) copies of the APPLICATION BUNDLE where the VISIGENIC PRODUCT is not licensed in conjunction with the APPLICATION BUNDLE but is on the CD that is shipped (such copies of the VISIGENIC PRODUCT will not be accessible by the customer without a software key requirement from VAR) , or (viii) disaster recovery, backup or test bed copies of the APPLICATION BUNDLE. The ROYALTIES due will be net of normal customer returns with pre-approval in writing from VISIGENIC. Any existing prepaid ROYALTY balance may be credited by VAR against the ROYALTY due, but not against the VOLUME SUPPORT FEE. All payments will be in U.S. dollars.

  (G) VOLUME SUPPORT FEE.  VAR agrees to pay to VISIGENIC a VOLUME SUPPORT FEE
      -------------------
to be computed as provided in Exhibit A, such VOLUME SUPPORT FEE to be remitted at the same time as the ROYALTY due. Any prepaid ROYALTY may not be credited against the VOLUME SUPPORT FEE. The VOLUME SUPPORT FEE increases during the initial term of the Agreement shall not total more than 10% of the current VOLUME SUPPORT FEE

  (H) TAXES.  VAR will pay or reimburse all federal, state and local taxes
      ------
(exclusive of taxes on VISIGENIC's net income), duties and assessments arising on or measured by amounts payable to VISIGENIC under this Agreement, or furnish VISIGENIC with evidence acceptable to the taxing authority to sustain an exemption therefrom.

  (I) RECORDS; AUDITS.  VAR agrees to keep all usual and proper records and
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books of account and all usual and proper entries relating to each transaction involving any APPLICATION BUNDLE. VISIGENIC may cause an audit and/or inspection to be made of the applicable VAR records and facilities in order to verify statements issued by VAR and VAR's compliance with the terms of this Agreement. Within 30 days of notice by VISIGENIC to VAR of any error or omission disclosed by such audit with sufficient explanatory materials, VAR will make prompt adjustment and reimbursement to VISIGENIC of such error or omission. Any such audit will be conducted by an independent certified public accountant selected by VISIGENIC (other than on a contingent fee basis). Any audit and/or inspection will be conducted no more than once per year during regular business hours at VAR's facilities, with five (5) days written notice. VAR agrees to provide VISIGENIC's designated audit or inspection team access to the relevant VAR records and facilities. Any such audit will be paid for by VISIGENIC. VAR will impose a similar audit requirement upon each DISTRIBUTOR or RESELLER, and upon request by VISIGENIC will cause an audit to be conducted. VISIGENIC may disclose the results of any audit conducted under this section to its suppliers.

  (J) MARKETING EFFORTS.  VAR will use its commercially reasonable efforts to
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market the APPLICATION BUNDLE. All fees charged by VAR for the APPLICATION BUNDLE will be at its sole discretion. Not withstanding the foregoing nothing in this Agreement shall be construed to prevent VAR form developing, licensing, or otherwise acquiring any software, even if such software is functionally similar in whole or in part to any of the VISIGENIC PRODUCTS.

  (K) SUPPORT OBLIGATIONS.   VAR will be responsible for providing adequate
      --------------------
support and maintenance of the APPLICATION BUNDLE to its DISTRIBUTORs and RESELLERs, and VAR and its DISTRIBUTORs and RESELLERs will be responsible for providing adequate support and maintenance of the APPLICATION BUNDLEs to END USERs. VISIGENIC will provide VAR with Premium Support, as described in Exhibit D, in consideration of VAR's maintenance payments under Sections 3(c),3(d) and
3(g).   VISIGENIC will not be required to provide support or maintenance directly to VAR's DISTRIBUTORs, RESELLERs or END USERs, unless they contract for such support directly to VISIGENIC.

  (L) USE OF SOFTWARE KEY MECHANISM.  VISIGENIC will supply a software key
      ------------------------------
mechanism to VAR with which to bind the VISIODBC DRIVER SET to the VAR PRODUCTS in each APPLICATION BUNDLE to prevent the VISIODBC DRIVER SET from being used by non-licensed applications. VAR agrees to include this software key mechanism in each copy of any APPLICATION BUNDLE distributed by VAR to its DISTRIBUTORs, RESELLERs or END USERs.

4. PROPRIETARY RIGHTS
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  Except as expressly provided for in Section 2 of this Agreement, VISIGENIC and/or its suppliers retain any and all right, title and interest in and to the VISIGENIC PRODUCTS. This Agreement grants no additional express or implied license, right or interest in any copyright, patent, trade secret, trademark, invention or other intellectual property right of VISIGENIC. VAR receives no rights to and will not sell, assign, lease, market, transfer, encumber or suffer to exist any lien or security interest on any VISIGENIC PRODUCT, nor will VAR knowingly take any action that would cause any VISIGENIC PRODUCT to be placed in

VISIODBC Driver Set VAR Agreement
the public domain. VAR will not remove, or allow to be removed, any VISIGENIC copyright, trade secret or other proprietary rights notice from any VISIGENIC PRODUCT. VAR will display on the APPLICATION BUNDLE splash screen and in the credits page of the APPLICTION BUNDLE documentation "Portions of this product
(C) 1994-1996 Visigenic Software, Inc. VAR will not make any warranties with respect to any VISIGENIC PRODUCT beyond those made to VAR by VISIGENIC under this Agreement, except warranties given by VAR applicable to the APPLICATION BUNDLE. Should VAR's warranty(s) exceed those extended to VAR by VISIGENIC pursuant to Section 7 hereunder, such warranties obligations will be the sole responsibility of VAR and shall in no event extend VISIGENIC's obligations beyond those defined in Section 7 hereunder.

5. CONFIDENTIAL INFORMATION
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  (A) DEFINITION.  Confidential information will include all confidential and
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proprietary information of either party or any third party disclosed by one party to the other, which in the case of written information is marked "confidential" or "proprietary", and which in the case of information disclosed orally, is identified at the time of the disclosure as confidential or proprietary ("CONFIDENTIAL INFORMATION"). All oral disclosures of CONFIDENTIAL INFORMATION will be summarized and confirmed as confidential or proprietary by the disclosing party in writing within ten (10) business days of the disclosure.

  (B) GENERAL NONDISCLOSURE OBLIGATIONS.  Each party must hold the other party's
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CONFIDENTIAL INFORMATION in confidence, and use the same degree of care (but not less than reasonable care) to safeguard such CONFIDENTIAL INFORMATION as the party uses to protect its own CONFIDENTIAL INFORMATION. Each party agrees that it has obtained or will obtain a written agreement with each employee or contractor having access to any such CONFIDENTIAL INFORMATION, under which the employee or contractor acknowledges the importance of protecting the CONFIDENTIAL INFORMATION to which such individual may have access and agrees to protect and not disclose the CONFIDENTIAL INFORMATION. CONFIDENTIAL INFORMATION may only be used for exercising rights and fulfilling obligations under this Agreement.

  (C) EXCEPTIONS TO NONDISCLOSURE OBLIGATIONS.  The obligations of this Section
      ----------------------------------------
5 do not apply to information which was in the recipient's rightful possession without an obligation of confidentiality before receipt from the disclosing party, or is or becomes a matter of public knowledge through no fault of the recipient, or is rightfully received by the recipient from a third party without a duty of confidentiality, or is independently developed by the recipient without reliance on the CONFIDENTIAL INFORMATION, or is disclosed under operation of law, or is disclosed by the disclosing party to third parties habitually without restriction on subsequent disclosure. Either party may disclose the name of the other party and the existence of this Agreement, but not its terms, without the consent of the other party.

  (D) INJUNCTIVE RELIEF.  In the event of a breach of this Section 5 regarding
      ------------------
CONFIDENTIAL INFORMATION, money or damages will not be an adequate remedy, and therefore, in addition to any other legal or equitable remedies, either party will be entitled to seek an injunction or other equitable relief against such breach.

6.  INDEMNIFICATION
    ---------------

  (A) VISIGENIC'S OBLIGATIONS.  VISIGENIC will defend, indemnify and hold
      ------------------------
harmless VAR against any claim and all damages and losses including reasonable attorney fees that the use of the VISIGENIC PRODUCTS under the terms of this Agreement allegedly infringes any United States patent, trademark, or other intellectual property right of any third party, or any copyright or trade secret of any third party in any country of the world. VISIGENIC will have no obligation hereunder for any claim of infringement based on (i) the use of a superseded or altered release of the VISIGENIC PRODUCTS if such infringement would have been avoided by the use of a current, unaltered release of the VISIGENIC PRODUCTS, (ii) the combination or use of the VISIGENIC PRODUCTS with software, hardware or other materials not furnished by VISIGENIC if such infringement would have been avoided by the use of VISIGENIC PRODUCTS alone, or
(iii) the use of the VISIGENIC PRODUCTS other than as permitted under this Agreement. In the event that the VISIGENIC PRODUCTS are held or are believed by VISIGENIC to infringe, VISIGENIC shall have the option, at its expense, to: (i) modify the VISIGENIC PRODUCTS to be noninfringing; (ii) obtain for VAR a license to continue using the VISIGENIC PRODUCTS, or (iii) terminate this Agreement as to the infringing VISIGENIC PRODUCTS and refund to VAR the fees paid under this Agreement for such infringing VISIGENIC PRODUCTS. The foregoing states VISIGENIC's entire liability and VAR's exclusive remedies for infringement of intellectual property rights of any kind.

  (B) INDEMNITY OBLIGATIONS.  The parties agree to indemnify and defend each
      ----------------------
other from any and all claims, lawsuits or damages, including attorney's fees, that the other party may suffer as a result of the failure of the other party to abide by the terms of this Agreement. The indemnified party may participate in any legal proceeding with counsel of its choice at its own expense

  (C) CONDITIONS OF INDEMNITY.  The foregoing indemnities are conditioned on
      ------------------------
prompt written notice of any claim, action or demand for which indemnity is claimed; complete control of the defense and settlement thereof by the indemnifying party, and cooperation of the other party in such defense.

7. WARRANTY
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  (A) MEDIA.  For 90 days from the date of shipment, VISIGENIC warrants that the
      ------
media on which any VISIGENIC PRODUCT is contained will be free from defects in materials and workmanship. To obtain warranty service during the 90-day period, VAR may return the VISIGENIC PRODUCT to VISIGENIC, postage prepaid, with a description of the problem. The defective media on which the VISIGENIC PRODUCT is contained will be replaced at no additional charge to VAR.

  (B)  NO OTHER WARRANTIES.  OTHER THAN PREMIUM SUPPORT SERVICES PROVIDED
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PURSUANT TO EXHIBIT D FOR SO LONG AS VAR IS CURRENT WITH ITS SUPPORT FEES, THE VISIGENIC PRODUCTS AND THE ACCOMPANYING WRITTEN MATERIALS ARE PROVIDED "AS IS" WITHOUT EXPRESS OR IMPLIED WARRANTY OF ANY KIND. VISIGENIC FURTHER DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.   VISIGENIC DOES NOT
WARRANT THAT THE VISIGENIC PRODUCTS WILL BE ERROR FREE OR WILL OPERATE WITHOUT INTERRUPTION. THE ENTIRE RISK ARISING OUT OF THE USE OR PERFORMANCE OF THE VISIGENIC PRODUCTS AND ACCOMPANYING WRITTEN MATERIALS REMAINS WITH VAR AND ITS LICENSEES.

  The VISIODBC DRIVER SET and the DB2 VISIODBC DRIVERS are not designed or licensed for use in hazardous environments requiring fail-safe controls, including without limitation operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, and life support or weapons systems. Without limiting the generality of the foregoing, VISIGENIC specifically disclaims any express or implied warranty of fitness for such purposes.

  (C) RIGHTS, POWER AND AUTHORITY.  Each party warrants to the other party that
      ----------------------------
it has all necessary rights, power and authority to enter into this Agreement and to grant the rights granted by such party under this Agreement.

8. LIMITATION OF LIABILITY
   -----------------------

  EXCEPT FOR THE OBLIGATIONS IN SECTIONS 4 PROPRIETARY RIGHTS, 5 CONFIDENTIAL INFORMATION AND 6 INDEMNIFICATION, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY, INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE USE, INABILITY TO USE, OR PERFORMANCE OF THE VISIGENIC PRODUCTS, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF BUSINESS PROFITS OR BUSINESS INTERRUPTION, BASED UPON PRINCIPLES OF

VISIODBC Driver Set VAR Agreement

CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, BREACH OF ANY STATUTORY DUTY, PRINCIPLES OF INDEMNITY OR CONTRIBUTION, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9. TERM AND TERMINATION
   --------------------

  (A) TERM.  The term of this Agreement will begin on the EFFECTIVE DATE and
      -----
will end three (3) years following such EFFECTIVE DATE, unless terminated earlier in accordance with the provisions hereof. It will thereafter be automatically renewed for successive two (2) year terms, subject to the discount schedule and terms and conditions in effect for the successive term, unless VAR elects to terminate this Agreement by providing written notice of such termination to VISIGENIC at least sixty (60) days prior to the expiration date of the current term.

  (B)  TERMINATION FOR BREACH.  Either party may terminate this Agreement by
       -----------------------
written notice to the other party if the other party materially fails to perform or observe any of its obligations under this Agreement and such failure is not cured within thirty (30) days after written notice thereof from the terminating party.

  (C) BANKRUPTCY.  Either party may terminate this Agreement immediately by
      -----------
written notice to the other party if there occurs any assignment of the other party's assets for the benefit of creditors, any dissolution of the other party, any voluntary act of bankruptcy by the other party, or any involuntary filing under any bankruptcy law against the other party which is not dismissed within thirty (30) days of filing.

  (D) EFFECT.  Upon expiration or termination of this Agreement for any reason:
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   (i) All licenses and other rights granted to VAR under this Agreement will become null and void, except: (a) for the END USER licenses for any APPLICATION BUNDLE previously distributed by VAR, or (b) for the limited license to VAR to use the VISIGENIC PRODUCTS for the sole purpose of fulfilling any pre-existing contractual obligations for maintenance and support services of the APPLICATION BUNDLE to its END USERs.

   (ii) VAR and its DISTRIBUTORs and RESELLERs will surrender all copies of the VISIGENIC PRODUCTS in their possession or control, or, at VAR's option, they will destroy and provide VISIGENIC with a certificate signed by an executive officer attesting to the destruction of all copies of the VISIGENIC PRODUCTS remaining in their possession or control.

   (iii) Upon termination of this Agreement, all outstanding obligations or commitments of either party to pay amounts to the other party, if any, will become immediately due and payable.

   (iv) Upon termination of this Agreement, neither party will have any right to receive any compensation, reimbursement or other amounts from the other party solely as a result of such termination, and neither party will have any right whatsoever in or to the other party's software or any copyrighted materials, patents, trade secrets, or other proprietary rights relating to the other party's software, other than as provided for in this Section 9.

   (v) Upon termination of this Agreement, either party can pursue its remedies under this Agreement, whether at law or in equity, including without limitation suing for damages and injunctive relief, and all other remedies available under copyright, patent, trademark, trade secret, and other applicable laws and administrative regulations.

   (vi) Notwithstanding the foregoing, in the event of expiration or termination except in the case of an uncured material breach by VAR of Section 3 (PAYMENT AND OTHER OBLIGATIONS), Section 4 (PROPRIETARY RIGHTS), or Section 5 (CONFIDENTIAL INFORMATION), VISIGENIC agrees to permit VAR a period of six (6) months ("REMOVAL PERIOD") from the date of termination to re-engineer its products to remove the VISIODBC DRIVER SET and the DB2 VISIODBC DRIVERS from such products. Until the earlier of (i) the expiration of the REMOVAL PERIOD or
(ii) the date VAR has removed the VISIODBC DRIVER SET and the DB2 VISIODBC DRIVERS from its products, all licenses and rights to support, so long as VAR is current with its support payment hereunder, granted under this Agreement will remain in effect, subject to payment under Section 3.

10.  GENERAL
     -------

  (A) GOVERNING LAW, COMPLETE AGREEMENT; MODIFICATIONS.  This Agreement is
      -------------------------------------------------
governed by the laws of the State of California and VAR further consents to jurisdiction by the state and federal courts sitting in the State of California. This Agreement and accompanying exhibit is the complete agreement between VISIGENIC and VAR regarding the VISIGENIC PRODUCTS and supersedes any prior agreements between VISIGENIC and VAR relating to the subject matter hereof.
This Agreement will not be modified except by a properly executed written agreement. Any terms and conditions of any purchase order or other instrument issued by VAR in connection with this Agreement which are in addition to, inconsistent with or different from the terms and conditions of this Agreement will be of no force or effect.

  (B) ATTORNEYS' FEES.  If either VISIGENIC or VAR employs attorneys to enforce
      ----------------
any rights arising out of or relating to this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees.

  (C) SURVIVAL.  All provisions, except for Section 2, will survive termination
      ---------
of this Agreement for any reason.

  (D) ASSIGNMENT AND BINDING EFFECT.  VAR may not assign this Agreement or the
      ------------------------------
license granted hereunder and any attempt to do so will be void except to a subsidiary or pursuant to a merger or reorganization or sale of its assets. VAR agrees that this Agreement binds VAR and each of its employees, agents, representatives and persons associated with it and them.

  (E) NOTICES.  Any notice required to be sent to a party under this Agreement
      --------
will be in writing, effective on receipt by that party, and will be sent by fax, first-class mail or personal delivery to the Address for Notice given for that party below. Either party may change its notice address by giving written notice to the other party at the other party's notice address.

  (F) WAIVER AND SEVERABILITY.  The waiver of one breach or default under this
      ------------------------
Agreement will not constitute the waiver of any subsequent breach or default. Any provision of this Agreement held to be illegal or unenforceable will be deemed amended to conform to applicable laws or regulations, or if it cannot be so amended without materially altering the intention of the parties, it will be stricken and the remainder of this Agreement will continue in full force and effect.

  (G) INDEPENDENT CONTRACTORS.  The parties will at all times be independent
      ------------------------
contractors and will so represent themselves to all third parties. Neither party has granted to the other the right to bind it in any manner whatsoever and nothing herein will be deemed to constitute either party the agent or legal representative of the other nor to constitute the parties as joint venturers.

  (H) EXCUSABLE DELAYS.  Neither party will be responsible for failure of
      -----------------
performance due to causes beyond its control. Such causes include (without limitation) accidents, acts of God, labor disputes, actions of any government agency and shortage of materials.

  (I) EXPORT.  VAR will not export or transfer, whether directly or indirectly,
      -------
the VISIGENIC PRODUCTS or any portion thereof without first obtaining any required license from the appropriate agency of the United States government.
If at any time VISIGENIC reasonably determines the laws of any country are or will become insufficient to protect VISIGENIC's rights in the VISIGENIC PRODUCTS, VISIGENIC reserves the right to restrict VAR and its DISTRIBUTORs' and RESELLERs' rights to further distribute the VISIGENIC PRODUCTS in that country with 30 days prior written notice.

  (J) GOVERNMENT USE.  VAR will not distribute all or any part of the VISIGENIC
      ---------------
PRODUCTS or documentation to any agency of the U.S. government without attaching the appropriate legend to indicate that the VISIGENIC PRODUCTS is provided with

VISIODBC Driver Set VAR Agreement

"Restricted Rights" and that its use, duplication or disclosure is governed by DFARS 252.227-7013 (c)(1)(ii) or FAR 52.227-19, as applicable.

  (K) ESCROW.  VISIGENIC has an existing source code escrow agreement with
      ------
SourceFile, Inc. under which VISIGENIC has deposited those VISIODBC drivers for which it has sufficient source code rights (i.e., the Oracle, Informix, Sybase and Ingres drivers), but not including VISIODBC drivers acquired from a third party without such rights, including but not limited to the DB2 VISIODBC driver Visigenic agrees to make VAR a beneficiary of this source code escrow so that the relevant VISIODBC driver(s) will be released to VAR under certain conditions in the event that VISIGENIC is unable or unwilling to support or maintain such VISIODBC drivers in breach of this Agreement. Any source code released to VAR will be CONFIDENTIAL INFORMATION under this Agreement. Such source code may only be used by VAR for support and maintenance of its customers within the scope of this Agreement. VAR will promptly deliver to VISIGENIC copies of all modifications made to the source code by VAR, and VISIGENIC will own such modifications, subject to a license under this Agreement to VAR of the same scope as that for the VISIGENIC PRODUCTS.


  IN WITNESS WHEREOF, VISIGENIC and VAR have caused this Agreement to be entered into by their duly authorized representatives as of the EFFECTIVE DATE written below:

VISIODBC Driver Set VAR Agreement

VAR



XCELLENET, INC.



/s/ Jeanne N. Bateman
-----------------------------
By


Jeanne N. Bateman
-----------------------------
Name (Print)


Vice President--Finance
-----------------------------
Title



Address for Notice:

Xcellenet, Inc.
Attn.: Chief Financial Officer,
Contract Services Manager,
RemoteWare Product Manage
5 Concourse Pkwy, Suite 850
Atlanta, GA 30328
Phone:  770-804-8100
Fax:  770-804-8102



EFFECTIVE DATE OF THIS AGREEMENT:
                                 ---------------------



VISIGENIC SOFTWARE, INC.



/s/ Mark D. Hanson
-------------------------------
By


Mark D. Hanson
-------------------------------
Name (Print)


President
------------------------------
Title



Address for Notice:

Visigenic Software, Inc.
Attn.:  Legal Counsel
951 Mariner's Island Blvd., Suite 460
San Mateo, CA  94404
Phone:   (415) 286-1900
Fax:     (415) 286-2464


VISIODBC Driver Set VAR Agreement

                                                                      EXHIBIT A

                        ADDITIONAL TERMS AND CONDITIONS

 1. VAR PRODUCT(S) PERMITTED TO BE PACKAGED IN COMBINATION WITH THE VISIODBC DRIVER SET AND OR THE DB2 VISIODBC DRIVER AS AN APPLICATION BUNDLE:

    RemoteWare for NT Client.
    RemoteWare for NT RDK (VAR's Software Developers Kit)
    RemoteWare for NT Server

 2. INITIAL LICENSE FEE: The INITIAL LICENSE FEE will be $500, in consideration for which VAR will be entitled to a total of 3 copies of the VISIODBC Driver Set. VAR may select the 3 copies from (i) the VISIODBC Driver Set for Windows 3.1, (ii) the VISIODBC Driver Set for Windows NT, or (iii) the VISIODBC Driver Set for Windows 95. The 3 copies of the VISIODBC Driver Set are for internal development purposes only.

 3. ONE-TIME LICENSE FEE: The ONE-TIME LICENSE FEE OF $20,000 in consideration for which VAR may distribute unlimited copies of the VISIODBC Driver Set and the DB2 VISIODBC Driver for NT as part of the Application Bundle known as RemoteWare for NT RDK.

 4. DEVELOPMENT SUPPORT FEE: The DEVELOPMENT SUPPORT FEE will be $2,500 per year.

 5. REMOTEWARE FOR NT RDK SUPPORT FEE: The REMOTEWARE FOR NT RDK SUPPORT FEE will be $2,000 per year.

 6. VOLUME SUPPORT FEE: The VOLUME SUPPORT FEE will be 10% annually of the cumulative ROYALTIES paid by VAR to VISIGENIC under this Agreement.

 7. VAR ROYALTIES: VAR will pay to Visigenic: (i) $200 per copy of the VISIODBC Driver Set for NT; or (ii) $300 per copy of the VISIODBC Driver Set for NT and the DB2 VISIODBC Driver; licensed as part of the RemoteWare for NT Server Application Bundle pursuant to Sections 3(e) and (f) of this Agreement.

 8. PAYMENT DUE ON THE EFFECTIVE DATE:

       3 x copies of the VISIODBC Driver Set for NT      $   500
       One-Time License Fee for RemoteWare for NT RDK    $20,000
       Development Support Fee                           $ 2,500
       RemotWare for NT RDK Support Fee                  $ 2,000
                                                         -------
          Total Due on Effective Date                    $25,000
                                                         =======

 9. VAR EXISTING INSTALL BASE UPGRADE OPTION:

    VAR shall have the option, at VAR's sole discretion, of paying to VISIGENIC on or before February 15, 1997, a one time fixed fee, in consideration for which VAR shall have the right to upgrade VAR's existing RemoteWare Server installed base to the standard VISIODBC Driver Set. The one-time fixed fee will be equal to $30 times the number of estimated VISIODBC Driver Sets to be upgraded. VAR may distribute up to a maximum of the number of licenses estimated to calculate the one time fixed fee. (see example below) Subsequent upgrades if any will be at the Royalty Fee set forth in item 7 above. VAR may only distribute these copies of the VISIODBC Driver Set to those existing RemoteWare Server installed base customers that are on VAR's software maintenance plan.

 EXAMPLE:
 --------

 Price Per VISIODBC Driver Set      VAR's Estimate of the VISIODBC             One-Time Fixed Fee
 -----------------------------      Driver Sets to be Used for Upgrades        ------------------
                                    -----------------------------------
         $30                                  400/(1)/                              $12,000

 /(1)/  Maximum number of upgrades allowed.

VISIODBC Driver Set VAR Agreement

                                                                      EXHIBIT B

                TERMS REQUIRED IN END USER SUBLICENSE AGREEMENT

 The parties agree that each sublicense agreement between VAR (or any VAR RESELLER) and any END USER will contain at a minimum all of the following provisions, and will conform to generally accepted industry standards for such sublicense agreements:

 1. The VAR PRODUCT is licensed, not sold. Title does not pass to the END USER. There is no implied license, right or interest granted in any copyright, patent, trade secret, trademark, invention or other intellectual property right. The END USER will not make any copies of the VAR PRODUCT except as required for archival or backup purposes.

 2. The END USER only obtains a nonexclusive license to use the object code version of the VAR PRODUCT in the TERRITORY. The END USER will not decompile, disassemble or otherwise reverse engineer the VAR PRODUCT.

 3. The END USER may appoint one individual ("Designated User") within its organization to use the SOFTWARE for each license the END USER acquires. The total number of Designated Users may not exceed the number of licenses acquired. Only Designated Users for whom the licenses have been acquired may use the SOFTWARE. Only Designated Users may make copies of the SOFTWARE for their backup purposes. Only Designated Users may access the SOFTWARE over a network.

 4. The END USER will not transfer or license the use of all or any portion of the VAR PRODUCT to any third party or entity.

 5. THE VAR PRODUCT IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND. THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF THE VAR PRODUCT OR MODIFICATIONS OF THE VAR PRODUCT IS ASSUMED BY END USER. VAR AND ITS SUPPLIERS DISCLAIM ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE VAR PRODUCT.

 6. IN NO EVENT WILL VAR OR ITS SUPPLIERS BE LIABLE FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF THE USE, INABILITY TO USE, OR PERFORMANCE OF THE VAR PRODUCT, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF BUSINESS PROFITS OR BUSINESS INTERRUPTION, BASED UPON PRINCIPLES OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, BREACH OF ANY STATUTORY DUTY, PRINCIPLES OF INDEMNITY OR CONTRIBUTION, EVEN IF VAR OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, VAR'S AND ITS SUPPLIERS' CUMULATIVE LIABILITY WILL NOT EXCEED THE AMOUNT THAT VAR HAS RECEIVED FROM END USER AS OF THE DATE THE CAUSE OF ACTION ARISES OR SHOULD REASONABLY HAVE BEEN DISCOVERED.

 7. The VAR PRODUCT is not designed or licensed for use in hazardous environments requiring fail-safe controls, including without limitation operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, and life support or weapons systems. VAR specifically disclaims any express or implied warranty of fitness for such purposes.

 8. The VAR PRODUCT and documentation are provided with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of The Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software -- Restricted Rights clause at 48 CFR 52.227-19, as applicable. Manufacturer is VAR, (address).

VISIODBC Driver Set VAR Agreement

                                                                       EXHIBIT C

                        SAMPLE QUARTERLY ROYALTY REPORT

                   QUARTER ENDING ____________________, 199__

VISIGENIC PRODUCT       NAME OF          OS         VISIGENIC        QTY  ROYALTY AMT.
                   APPLICATION BUNDLE              ROYALTY AMT.
--------------------------------------------------------------------------------------
Base                 RW Server NT        NT          $200           500      $100,000
--------------------------------------------------------------------------------------
DB2                  RW Server NT        NT          $300           250      $ 75,000
--------------------------------------------------------------------------------------



----------------------------------
 VAR Name


----------------------------------
 By



----------------------------------
 Name



----------------------------------
 Title



-------------------    -----------
 Date                  Phone


Include a check for the Volume Support Fee and any ROYALTIES due.





     Current ROYALTY Due:............     1)$175,000

     Previous Cumulative Royalties:..     2)$100,000
        (line 3 from last quarter)
     Current Cumulative Royalties:...     3)$275,000
        (line 1 plus line 2)
     Volume Support Fee:.............     4)$6,872.25
        (0.02499 times line 3)
     TOTAL AMOUNT DUE:...............     5)$181,872.25
        (LINE 1 PLUS LINE 4)                -----------

VISIODBC Driver Set VAR Agreement

                                                                       EXHIBIT D

                            PREMIUM SUPPORT SERVICES

A. In consideration of the fees to be paid under this Agreement, VISIGENIC will provide VAR with ongoing technical support and maintenance of the current version and one version back of the VISIGENIC PRODUCTS. All technical support and maintenance will be provided through VARS's internal development organization. VISIGENIC will not be required to provided support to VAR's customer support organization or to VAR's customers directly. VISIGENIC agrees to maintain such number of qualified personnel as is necessary to provide timely and knowledgeable maintenance and support service. Maintenance and support will include, but not be limited to:

    1. Receiving defect reports and fixing defects or providing workarounds;

    2. Maintaining a telephone number for VAR to call during normal business hours to report problems and receive assistance;

    3. Providing prompt communication and assistance to VAR in the event VISIGENIC determines a problem is related to hardware or VAR software products;

    4. Providing Maintenance Releases and instructions for implementation;

    5. Providing a designated, knowledgeable support contact for providing technical support, who may be changed by written notice.

    6. VISIGENIC will deliver to VAR any Maintenance Release as they become generally commercially available, within 30 business days of VISIGENIC's first customer ship of the release.

    7. VISIGENIC will deliver to VAR updated VISIGENIC PRODUCT documentation as it becomes generally commercially available.

B. VAR will be responsible for primary contact with its customers in any country in which the VISIGENIC PRODUCTS are marketed. VAR will receive Program Defect reports and inquiries from its customers and, if VAR is unable to resolve such inquires, forward such reports to VISIGENIC for resolution. VAR will use all reasonable efforts but is not obligated to provide a Reproducible Test Case with each such report, and the failure to do so will not relieve VISIGENIC of its obligations under this paragraph. VISIGENIC agrees to use all reasonable efforts in taking appropriate corrective action on any Program Defect report it receives and in accordance with the schedule below and provide VAR with the necessary data or software to allow VAR to sublicense the solution to its customers in the form permitted for that type of customer under this Agreement. Error classification will initially be determined by VAR. If VISIGENIC disagrees with VAR's initial classification, then the parties will agree in good faith on an error classification.

Error                    Error              Initial                Full Working Resolution
-----------------  ------------------  -----------------  ------------------------------------------
Level                Classification      Response Time                  Response Time
-----------------  ------------------  -----------------  ------------------------------------------

1                  Critical            1 day              Continuous effort during normal business
                                                          hours workaround with a permanent fix
                                                          within 60 days

2                  Severe              2 days             60 days or the next scheduled
                                                          maintenance release, whichever comes first

3                  Medium              3 days             Next scheduled maintenance release or
                                                          as agreed

4                  Low                 3 days             Next major release or as agreed

VISIODBC Driver Set VAR Agreement

         Note: Initial Response Time is the time for a return call from VISIGENIC to VAR to acknowledge the defect and to estimate the time delivery for the Full Working Resolution (patch, work around). All days and hours are business days and hours.

         Full Working Resolution: the documented fix (program patch, work around, etc.) that restores full functionality to the customer.

         Critical: The customer experiences real or perceived data loss or corruption or an essential part of the system is unusable for the customer. Unusable means that customers can't or won't use an essential part of the system because of its design or a defect. Essential parts of the system are those that customers need to use the system effectively.

         Severe: The customer's effectiveness is severely compromised for an essential part of the system although all essential parts of the system can be used. This can be measured by comparison to customer's expectations, previous products, previous releases of the same product or quality objectives established for the product or system. Effectiveness refers to the customer's productivity and satisfaction with the work process provided by the system. Satisfaction with the work process includes concerns such as unpleasant or frustrating processes that affect the system's fitness for use.

         Medium: The customers effectiveness is compromised, though not severely. All essential parts of the system can be used. This classification is appropriate for all parts of the system, essential or otherwise.

         Low: The customer can circumvent the problem and use the system with only slight inconvenience.


         MAINTENANCE RELEASES (DEFINITIONS)

         MAJOR RELEASES. Major releases occur approximately on a yearly basis, and include bug fixes, additional functionality and new features.

         MINOR RELEASES: Minor releases occur approximately every 4-6 months, and include cumulative bug fixes from incremental releases and minor enhancements.

         INCREMENTAL RELEASES: Incremental releases occur as necessary to correct major defects, and are shipped upon request.

         Product releases are identified by way of a three-part number of the following form:

                              XX.YY.[ZZZZ], where

         XX - major release number, may be one or two digits each YY = minor release number, may be one or two digits each ZZZZ = incremental release number and is optionally used, may be zero to four digits

         In general usage, such as in product documentation, only the major and minor fields are typically used.

         "Program Defect" means a deviation between program behavior and program documentation which deviation is reproducible.

         "Reproducible Test Case" means a small code sample, usually less than 100 lines, that demonstrates the specific syntax that causes the Program Defect. The code sample must demonstrate the inconsistencies with the documentation.

VISIODBC Driver Set VAR Agreement